Exhibit 99.1

ORISUN ACQUISITION CORP.

BALANCE SHEET
AUGUST 6, 2019

	August 6,	Pro Forma
	2019	Adjustments	As Adjusted
		(unaudited)	(unaudited)
ASSETS
Current assets
Cash	$652,039	$-	$652,039
Prepaid expenses	72,500	-	72,500
Total Current Assets	724,539	-	724,539

Marketable securities held in Trust Account	40,000,000	4,400,240	44,400,240
Total Assets	$40,724,539	$4,400,240	$45,124,779

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Promissory note – related party	$234,000	-	234,000
Total Current Liabilities	234,000	-	234,000

Deferred underwriting fee payable	1,200,000	132,010	1,332,010
Total Liabilities	1,434,000	132,010	1,566,010

Commitments

Common stock subject to possible redemption, 3,429,053 and 3,855,876 shares at redemption value	34,290,530	4,268,230	38,558,760

Stockholders’ Equity
Common stock, $0.00001 par value; 30,000,000 shares authorized; 1,940,947 and 1,927,359 shares issued and outstanding (excluding 3,429,053 and 3,855,876 shares subject to possible redemption)	19	-	19
Additional paid in capital	5,017,665	-	5,017,665
Accumulated deficit	(17,675)	-	(17,675)
Total Stockholders’ Equity	5,000,009	-	5,000,009
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$450,724,539	$4,400,240	$45,124,779